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EXHIBIT 2.2

                         CONEX ACQUISITION CORPORATION
                          c/o Pacer International Inc.
                        1340 Treat Boulevard, Suite 200
                            Walnut Creek, CA  94596



                                    January 12, 2000


To the Seller Group (as defined
     in the below-referenced
     Asset Purchase Agreement):

                      Asset Purchase Agreement dated as of
                   December 31, 1999 (the "Agreement"), among
                  Conex Acquisition Corporation, Conex Global
           Logistics Services, Inc., MSL Transportation Group, Inc.,
           Jupiter Freight, Inc., The Michael W. Keller Living Trust, The Uchida Family Trust, Michael Keller and Shigehiro Uchida
          ------------------------------------------------------------

Gentlemen:

     This letter will serve to set forth our agreement regarding the following amendments to, and other matters relating to, the Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and we hereby agree as follows:

1.   Defined Terms.  Capitalized terms used and not defined herein have the
     -------------
     meanings given to them in the Agreement.

2.   Closing Date.  The Closing Date will be January 13, 2000.  The Closing
     ------------
     Balance Sheet shall be prepared as of the close of business on December 31, 1999. If the Closing occurs, all of the economic benefits and interests in the Purchased Assets shall be deemed to have been transferred to and owned by, and all of the obligations of the Assumed Liabilities shall be deemed to have been assumed by and be obligations of, the Purchaser effective as of 12:00 a.m. on January 1, 2000, and any changes in the Purchased Assets and the Assumed Liabilities occurring during the period from and after the close of business on December 31, 1999, through and including the Closing Date (including, without limitation, collections of accounts receivable and payments of accounts payable) shall be for the account of the Purchaser as if the Closing had occurred effective as of 12:00 a.m. on January 1, 2000; provided, however, that nothing herein shall affect, or impair the rights
     --------  -------
     and remedies of the parties with respect to any inaccuracy or breach of, the representations and warranties made by the parties in the Agreement as of December
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     31, 1999, and as of the Closing Date and the covenants and agreements of the parties in the Agreement for the period from December 31, 1999, through the Closing Date.

3.   Amendment of Section 5.1(b) of the Agreement.  Section 5.1(b) of the
     --------------------------------------------   --------------
     Agreement is hereby amended by adding the following proviso at the end of the eighth (8/th/) sentence thereof:
                  ---

          "provided, however, that if (I) the difference between the Purchaser's
           --------  -------
          calculation of the 1999 Adjusted EBIT submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the 1999 Adjusted EBIT is the same as (II) the difference between the Companies' calculation of the 1999 Adjusted EBIT submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the 1999 Adjusted EBIT, then the Arbitrating Accountants' calculation of the 1999 Adjusted EBIT shall be the final calculation of the 1999 Adjusted EBIT for all purposes of this Agreement"

4.   Amendment of Section 5.2(b) of the Agreement.  Section 5.2(b) of the
     --------------------------------------------   --------------
     Agreement is hereby amended by adding the following proviso at the end of the eighth (8/th/) sentence thereof:
                  ---

          "provided, however, that if (I) the difference between the Purchaser's
           --------  -------
          calculation of the 2000 Adjusted EBIT submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the 2000 Adjusted EBIT is the same as (II) the difference between the Companies' calculation of the 2000 Adjusted EBIT submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the 2000 Adjusted EBIT, then the Arbitrating Accountants' calculation of the 2000 Adjusted EBIT shall be the final calculation of the 2000 Adjusted EBIT for all purposes of this Agreement"

5.   Amendment of Section 6.2 of the Agreement.  Section 6.2 of the Agreement is
     -----------------------------------------   -----------
     hereby amended by adding the following proviso at the end of the eighth (8/th/) sentence thereof:
       ---

          "provided, however, that if (I) the difference between the Purchaser's
           --------  -------
          calculation of the Final Net Working Capital submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the Final Net Working Capital is the same as (II) the difference between the Companies' calculation of the Final Net Working Capital submitted to the Arbitrating Accountants and the Arbitrating Accountants' calculation of the Final Net Working Capital, then the Arbitrating Accountants' calculation of the Final Net Working Capital shall be the final calculation of the Final Net Working Capital for all purposes of this Agreement"

6.   Amendment of Section 11.1 of the Agreement.  Section 11.1 of the Agreement
     ------------------------------------------   ------------
     is hereby amended by changing the reference therein to "the Company" to read "the Companies."

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7.   Amendment of Section 13.1 of the Agreement.  The proviso in Section 13.1 of
     ------------------------------------------                  ------------
     the Agreement is hereby amended by changing the reference therein to
     "clause (i)" to read "clause (a) of this Section 13.1."
      ----------           ----------         ------------

8.   Conflicts; No Other Amendments.  In the event of any conflict between the
     ------------------------------
     express provisions of the Agreement and this letter agreement, the provisions of this letter agreement shall control. Except as expressly amended by this letter agreement, the Agreement remains in full and effect in accordance with its terms.

9.   Amendment.  This Agreement may not be altered or otherwise amended except
     ---------
     pursuant to an instrument in writing signed by each party.

10.  Entire Agreement.  This letter agreement and the Agreement together with
     ----------------
     the other agreements and documents referenced therein (including the Schedules and the Exhibits (in their executed form) attached thereto) and any written other document or agreement contemporaneously entered into with this letter agreement and the Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect thereto.

11.  Benefits of Agreement.  All the terms and provisions of this letter
     ---------------------
     agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this letter agreement shall not confer any rights or remedies upon any Person other than the foregoing. Notwithstanding anything contained herein to the contrary, this letter agreement shall not be assignable by any Company or the Shareholders without the express written consent of the Purchaser. The Purchaser may, without the consent of any other party hereto, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder and (b) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance.

12.  Counterparts and Facsimile Execution.  This letter agreement may be
     ------------------------------------
     executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this letter agreement by such party.

13.  Governing  Law.  THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
     --------------
     ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF

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     CALIFORNIA, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY
     JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

     Please acknowledge your agreement with the foregoing by signing this letter agreement where provided below, whereon it shall become a binding agreement between us.

                              Very truly yours,

                              CONEX ACQUISITION CORPORATION


                              By_____________________________________
                              Name:
                              Title:

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Accepted and Agreed as of
the date first written above:

CONEX GLOBAL LOGISTICS SERVICES, INC.           THE SHAREHOLDERS:



By:_________________________________            ________________________________
   Name:                                        Michael Keller
   Title:

MSL TRANSPORTATION GROUP, INC.                  THE MICHAEL W. KELLER LIVING
                                                TRUST


By:_________________________________            By:_____________________________
   Name:                                           Name:
   Title:                                          Title:

JUPITER FREIGHT, INC.


By:_________________________________            ________________________________
   Name:                                        Shigehiro Uchida
   Title:


                                                THE UCHIDA FAMILY TRUST


                                                By:_____________________________
                                                   Name:
                                                   Title:

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